Exhibit 99.1

Press Release Dated June 19, 2001

[OFFICE DEPOT LOGO]                           NEWS RELEASE
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Contact:

         EILEEN H. DUNN
         Vice President, Investor Relations/Public Relations
         (561) 438-4930
         edunn@officedepot.com
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                 OFFICE DEPOT, INC. ANNOUNCES INTERMEDIATE TERM
                         PRIVATE PLACEMENT NOTE OFFERING

DELRAY BEACH, FLORIDA (JUNE 19, 2001) -- Office Depot, Inc. (NYSE: ODP) announced today that it intends to offer approximately $250 million of its senior subordinated interest bearing notes, having a seven year term from date of issue. The entire net proceeds from this offering are expected to be used to repay existing short-term debt and to support working capital needs.

The notes will be privately offered only to qualified institutional buyers under Rule 144A and under Regulation S of the Securities Act of 1933, as amended. The notes will not be, or have not been, registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BY ANY SALE OF THE NOTES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THESECURITIES LAWS OF SUCH STATE.